Exhibit 99.1

2835 Miami Village Drive Miamisburg, OH 45342

NEWS RELEASE

For media information:	For investor information:

Dian Terry	Gregg Swearingen
(937) 242-4781	(937) 242-4600
dian.terry@teradata.com	gregg.swearingen@teradata.com

For Release on May 7, 2009

Teradata Announces 2009 First Quarter Results

•	Constant currency revenue growth from the first quarter of 2008

•	Operating margin improved 220 basis points to 16.3% versus prior year comparison

•	Earnings per share increased 13 percent to $0.26 versus the first quarter of 2008

•	Cash from operating activity of $165 million increased 15 percent from the prior year period

•	Teradata Board of Directors authorizes additional $300 million for share repurchases

MIAMISBURG, Ohio – Teradata Corporation (NYSE: TDC), the world’s largest company solely focused on data warehousing and enterprise analytics, today reported revenue of $367 million for the quarter ended March 31, 2009, a decrease of 2 percent from $375 million in the first quarter of 2008. Revenue increased 5 percent from the first quarter of 2008, when adjusting for 7 percentage points of negative impact from currency fluctuation.(1)

Gross margin in the first quarter was 54.5 percent versus 51.7 percent in the first quarter of 2008. Gross margin in the first quarter increased 280 basis points, with both product and services gross margins improving from the prior year period.

Selling, general and administrative expenses were down $6 million or 5 percent, from the first quarter of 2008, while research and development expenses increased $5 million, or 20 percent from the prior year period.

Teradata reported first-quarter net income of $45 million, or $0.26 per diluted share, which compared to net income of $42 million, or $0.23 per diluted share, in the first quarter of 2008.

“With constant currency revenue growth, meaningful margin improvement, and a 13% increase in operating income in the first quarter, Teradata is off to a good start for 2009,” said

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Mike Koehler, president and chief executive officer of Teradata Corporation. “I am pleased with our performance in both generating revenue and managing costs in this difficult economy.

“Customers continue to value and invest in Teradata, enabling them to make better strategic and operational decisions, while reducing costs and managing risk.

“Our number one priority is to drive more innovation to extend our leadership position in data warehousing. The strength of our business model and our disciplined approach to managing our solid financial position is allowing us to invest in our future and increase shareholder value.”

Regional Operating Segment Results

Teradata reports its results in three regional operating segments.

North America and Latin America (Americas)

Teradata generated $205 million of revenue in its Americas region in the first quarter of 2009, down 2 percent from $210 million in the first quarter of 2008. Revenue increased 1 percent, when adjusting for 3 percentage points of negative impact from currency translation.(1)

Gross margin in the Americas region in the quarter was 57.1 percent, compared to 54.3 percent in the first quarter of 2008. Gross margin in the quarter was higher due to improved service margins.

Europe, Middle East and Africa (EMEA)

Revenue in Teradata’s EMEA region in the first quarter of 2009 was $97 million, down 6 percent from $103 million generated in the first quarter of 2008. Revenue increased 12 percent, when adjusting for currency translation, which negatively impacted revenue growth in the EMEA region by 18 percentage points.(1)

Gross margin in the EMEA region in the quarter was 54.6 percent, versus 50.5 percent in the first quarter of 2008. Gross margin in EMEA improved in the first quarter of 2009 driven equally by higher product and service margins.

Asia Pacific / Japan (APJ)

Teradata generated $65 million of revenue in its APJ region in the quarter, a 5 percent increase from $62 million in the first quarter of 2008. Revenue growth in the APJ region was 9 percent, when adjusted for 4 percentage points of negative impact from currency translation.(1)

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Gross margin in the APJ region in the quarter was 46.2 percent, compared to 45.2 percent in the first quarter of 2008. Gross margin in the APJ region improved in the quarter due to the increased proportion of product revenues as compared to services revenues.

Operating Income

First-quarter operating income of $60 million improved from $53 million reported in the first quarter of 2008, despite higher research and development expense, and incremental investment in new sales territories. Currency translation as well as lower discretionary expense, from items such as travel and the cancellation of the company’s annual sales incentive and kick-off meetings, contributed to the favorable results.

Other Items

“Other Income” declined $3 million from the first quarter of 2008. Interest income was negatively impacted by the current lower interest rate environment, despite Teradata having a $232 million higher cash and short-term investment balance than at the end of the first quarter of 2008.

The effective income tax rate in the first quarter of 2009 was 25.0 percent, the same as in the prior year period.

Cash Flow

During the first quarter of 2009, Teradata generated $165 million of cash from operating activities, compared to $143 million in the prior year period. Capital expenditures in the first quarter of 2009 and 2008 were $20 million. Teradata generated $145 million of free cash flow (cash from operations less capital expenditures and additions to capitalized software)(2) in the first quarter of 2009, versus generating $123 million in the same period in 2008.

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	For the Three Months ended March 31 (in millions)
	2009	2008
Net Income (GAAP)	$45	$42

Cash provided by operating activities (GAAP)	$165	$143
Less capital expenditures for:
Expenditures for property and equipment	(9)	(4)
Additions to capitalized software	(11)	(16)

Total capital expenditures	(20)	(20)

Free Cash Flow (non-GAAP measure) (2)	$145	$123

Free Cash Flow as a percentage of Net Income	322%	293%

Balance Sheet

Teradata ended the first quarter of 2009 with $571 million in cash and short term investments, a $129 million increase from December 31, 2008. The company used approximately $20 million of cash to repurchase approximately 1.3 million shares during the first quarter of 2009. As announced in a separate press release today, Teradata’s Board of Directors authorized an additional $300 million to purchase shares under the Company’s general open market share repurchase program. At the time of this extension, there was approximately $65 million remaining of the initial $250 million authorization.

Although Teradata has $300 million of funds available through a pre-arranged credit facility, there was no short- or long-term debt outstanding as of March 31, 2009.

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2009 First-Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (EDT) to discuss the company’s first-quarter 2009 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s Web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s Web site.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s largest company solely focused on raising intelligence through data warehousing, data warehouse appliances, consulting services and enterprise analytics. Teradata is in more than 60 countries and on the web at www.teradata.com.

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Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates. See the foreign currency schedule on the investor page of the company’s web site www.teradata.com

	For the Periods Ended March 31 Three Months
$ millions Revenue	2009	2008	% Change As Reported	% Change Constant Currency
Products (hardware/software)	$157	$165	-5%	2%
Professional and installation-related services	106	107	-1%	7%

Total solution	263	272	-3%	4%
Maintenance services	104	103	1%	6%

Total revenue	$367	$375	-2%	5%

Segment revenue	2009	2008	% Change As Reported	% Change Constant Currency
Americas	$205	$210	-2%	1%
EMEA	97	103	-6%	12%
APJ	65	62	5%	9%

Total revenue	$367	$375	-2%	5%

2.

Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definition of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is

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useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure.

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Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the current global economic downturn and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data enterprise warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time to time in the company’s filings with the U.S. Securities and Exchange Commission and the company’s annual reports to stockholders The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended March 31
	Three Months
	2009	2008	% Chg
Revenue

Products	$157	$165	-5%
Services	210	210	0%

Total revenue	367	375	-2%

Product gross margin	103	105
% of Revenue	65.6%	63.6%
Services gross margin	97	89
% of Revenue	46.2%	42.4%

Total gross margin	200	194
% of Revenue	54.5%	51.7%

Selling, general and administrative expenses	110	116
Research and development expenses	30	25

Income from operations	60	53
% of Revenue	16.3%	14.1%

Interest and Other Income, net	—	3

Income before income taxes	60	56
% of Revenue	16.3%	14.9%

Income tax expense	15	14

% Tax rate	25.0%	25.0%

Net income	$45	$42

% of Revenue	12.3%	11.2%

Net income per common share
Basic	$0.26	$0.23
Diluted	$0.26	$0.23

Weighted average common shares outstanding
Basic	173.3	180.4
Diluted	174.3	182.3

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	March 31, 2009	December 31, 2008	March 31, 2008
Assets

Current assets
Cash and cash equivalents	$506	$402	$339
Short term investments	65	40	—
Accounts receivable, net	359	451	417
Inventories	52	44	48
Other current assets	67	78	50

Total current assets	1,049	1,015	854

Property and equipment, net	91	88	93
Capitalized software, net	84	80	67
Goodwill	108	110	108
Deferred income taxes	100	109	142
Other assets	27	28	38

Total assets	$1,459	$1,430	$1,302

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$80	$99	$98
Payroll and benefits liabilities	68	83	66
Deferred revenue	321	255	300
Other current liabilities	68	103	90

Total current liabilities	537	540	554

Pension and other postemployment plan liabilities	79	83	92
Other liabilities	30	30	11

Total liabilities	646	653	657

Stockholders’ equity
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 180.9 and 180.5 shares issued at March 31, 2009 and December 31, 2008, respectively	2	2	2
Paid-in capital	580	572	525
Treasury Stock	(158)	(137)	—
Retained earnings	374	329	121
Accumulated other comprehensive income	15	11	(3)

Total stockholders’ equity	813	777	645

Total liabilities and stockholders’ equity	$1,459	$1,430	$1,302

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Periods Ended March 31
	Three Months
	2009	2008
Operating activities
Net income	$45	$42
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14	17
Stock-based compensation expense	5	5
Excess tax benefit from stock-based compensation	—	(1)
Deferred income taxes	8	6
Changes in assets and liabilities:
Receivables	88	102
Inventories	(7)	3
Current payables and accrued expenses	(48)	(59)
Deferred revenue	66	59
Other assets and liabilities	(6)	(31)

Net cash provided by operating activities	165	143

Investing activities
Purchase of short-term investments	(25)	—
Expenditures for property and equipment	(9)	(4)
Additions to capitalized software	(11)	(16)
Other investing activities and business acquisitions, net	4	(22)

Net cash used in investing activities	(41)	(42)

Financing activities
Repurchase of common stock	(20)	(38)
Excess tax benefit from stock-based compensation	—	1
Other financing activities, net	3	1

Net cash used in financing activities	(17)	(36)

Effect of exchange rate changes on cash and cash equivalents	(3)	4

Increase in cash and cash equivalents	104	69
Cash and cash equivalents at beginning of period	402	270

Cash and cash equivalents at end of period	$506	$339

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended March 31
	Three Months
	2009	2008	% Change As Reported	% Change Constant Currency
Revenue

Americas	$205	$210	-2%	1%
EMEA	97	103	-6%	12%
APJ	65	62	5%	9%

Total revenue	367	375	-2%	5%

Segment gross margin

Americas	117	114
% of Revenue	57.1%	54.3%
EMEA	53	52
% of Revenue	54.6%	50.5%
APJ	30	28
% of Revenue	46.2%	45.2%

Total gross margin	200	194
% of Revenue	54.5%	51.7%

Selling, general and administrative expenses	110	116
Research and development expenses	30	25

Income from operations	$60	$53

% of Revenue	16.3%	14.1%